UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 3, 2015

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On November 3, 2015, the Board of Directors (the “Board”) of Superior Industries International, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance committee, appointed Michael Bruynesteyn to the Board. Mr. Bruynesteyn has also been appointed to the Audit Committee of the Board. Mr. Bruynesteyn fills a vacancy which was created when the Board increased the number of directors to eight in accordance with the Company’s bylaws.

Mr. Bruynesteyn, 52, is Treasurer and Vice President, Strategic Finance of Turner Construction Company, the largest non-residential commercial construction company in the United States, a position he has held since 2013. He previously was a Managing Director at the investment banking firm Strauss Capital Partners, where he served middle-market clients by raising capital, providing board-level financial advisory services and executing M&A transactions from 2008 to 2012. Prior to that, Mr. Bruynesteyn was a Managing Director at Lehman Brothers in its proprietary investing group, where he focused on transportation-related investments from 2006 to 2008. From 1998 to 2006, Mr. Bruynesteyn was the senior sellside research analyst for the automotive team at Prudential Equity Group. Prior to his position at Prudential Equity Group, Mr. Bruynesteyn worked at General Motors, where he held various finance positions until he departed as Director of Investor Relations in 1998. Mr. Bruynesteyn holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia and a Master of Business Administration from the London Business School.

Mr. Bruynesteyn will receive the same compensation and benefits made available to other non-employee directors of the Company and will also receive the same compensation provided to members of the Board’s Audit Committee, as described in the Company’s 2015 proxy statement and future proxy statements. Non-employee directors also participate in the Company’s Equity Incentive Plan, as described in the Company’s 2015 proxy statement and future proxy statements, and although no award has been made to Mr. Bruynesteyn at this time, he will receive the same equity compensation as other non-employee directors. Mr. Bruynesteyn will also receive the same indemnification arrangements to the fullest extent permitted under Delaware General Corporation Law and the Company’s Bylaws as other board members, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of board service.

There are no arrangements or understandings between Mr. Bruynesteyn and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Bruynesteyn and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Bruynesteyn and the Company.

Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 3, 2014, Board approved amendments to Superior’s Code of Conduct (the “Code”), which applies to all employees, officers and directors of the Company and its subsidiaries and also all persons and entities acting on its behalf. The amendments were made to generally update the Code.

The Code, as amended, is posted on the Company’s website at www.supind.com.

Section 8 – Other Events

Item 8.01 Other Events.

On November 2, 2015, the Company announced the appointment of Mr. Bruynesteyn to the Board. A copy of the press release announcing the appointment of Mr. Bruynesteyn to the Board is attached as Exhibit 99.1 to this current report. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated November 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: November 6, 2015	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer